PROXY

THE FIRST NATIONAL BANK OF WELLSTON

101 East A Street

Wellston, Ohio 45692

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS CALLED FOR

October 31, 2007

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND UNLESS OTHERWISE MARKED WILL BE VOTED FOR THE PROPOSAL.

The undersigned, having received notice of the Special Meeting of Shareholders of The First National Bank of Wellston, Wellston, Ohio to be held at ______ a.m., Wednesday , October 31, 2007, at the main office of the bank, located at 101 East A Street, Wellston, Ohio, hereby designates and appoints Robert W. Willis, Richard H. Billman II, and Earl E. Fout, or any of them, as attorneys and proxies for the undersigned, with full power of substitution, to vote for and in the name of the undersigned all shares of the common stock of The First National Bank of Wellston which the undersigned is entitled to vote at such Special Meeting of Shareholders, or at any adjournment thereof, such proxies being directed to vote as specified below on the following proposal:

The Board of Directors recommends a vote FOR the proposal.

Proposal

To vote on the approval of the following Resolution:

RESOLVED, The First National Bank of Wellston reorganize into a bank holding company structure as described in the Proxy Statement/Prospectus and the Appendices attached to the Proxy Statement/Prospectus that The First National Bank of Wellston sent to the shareholders.

FOR______

AGAINST______

ABSTAIN______

If this Proxy is properly signed but one or more of the above ballots are not marked, such proxies are authorized to vote the shares represented by this proxy in accordance with their discretion.  It is the present intention of such proxies to vote for the reorganization proposal and, in the best interest of The First National Bank of Wellston, in the judgment of the proxies, concerning any other matters presented at the meeting.

The undersigned reserves the right to revoke this Proxy at any time until the Proxy is voted at the Special Meeting.  The Proxy may be revoked by a later dated Proxy, by giving written notice to The First National Bank of Wellston at any time before the Proxy is voted, or in open meeting.

DATED:_________________________

Signature

_________________________________

(Number of Shares)

Signature

(Please sign Proxy as your name appears on your stock certificate(s).  Joint owners should each sign personally.  When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title as such.)

ALL FORMER PROXIES

ARE HEREBY REVOKED

Please date, sign, and mail this proxy to the Proxy Committee, in care of The First National Bank of Wellston, 101 East A Street, Wellston, Ohio 45692.  A pre-addressed envelope is enclosed.